Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BR_REIT (BlackRock Real Estate Securities Fund)
MIP2000-RE (LifePath Retirement Portfolio - World Real
Estate Securities)
MIP2020-RE (LifePath 2020 Portfolio - World Real Estate
Securities)
MIP2025-RE (LifePath 2025 Portfolio - World Real Estate
Securities)
MIP2030-RE (LifePath 2030 Portfolio - World Real Estate
Securities)
MIP2035-RE (LifePath 2035 Portfolio - World Real Estate
Securities)
MIP2040-RE (LifePath 2040 Portfolio - World Real Estate
Securities)
MIP2045-RE (LifePath 2045 Portfolio - World Real Estate
Securities)
MIP2050-RE (LifePath 2050 Portfolio - World Real Estate
Securities)
MIP2055-RE (LifePath 2055 Portfolio - World Real Estate
Securities)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
07-07-2016

Security Type:
EQUITY/EQUITY


Issuer
Alexandria Real Estate Equities, Inc.
(Equity)

Selling
Underwriter
Merrill Lynch, Pierce, Fenner &
Smith Incorporated

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Citigroup Global
Markets Inc., J.P. Morgan Securities LLC,
BBVA Securities Inc., TD Securities
(USA) LLC, Robert W. Baird & Co.
Incorporated, BB&T Capital Markets, a
division of BB&T Securities, LLC, BNP
Paribas Securities Corp., Barclays
Capital Inc., Capital One
Securities, Inc., Evercore Group L.L.C.,
Fifth Third Securities, Inc., Goldman,
Sachs & Co., JMP Securities LLC, Loop
Capital Markets LLC, MUFG Securities
Americas Inc., Mizuho Securities USA Inc.,
PNC Capital Markets LLC, RBC Capital
Markets, LLC, Samuel A.
Ramirez & Company, Inc., SMBC Nikko
Securities America, Inc., Scotia Capital
(USA) Inc., SunTrust Robinson
Humphrey, Inc.

Transaction Details

Date of Purchase
07-07-2016


Purchase
Price/Share
(per share / %
of par)
$101

Total
Commission,
Spread or
Profit
4.000%


1.	Aggregate Principal Amount Purchased
(a+b)
69947

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
10,671

b. Other BlackRock Clients
59,276

2.	Aggregate Principal Amount of
Offering
6,500,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.010761


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date:
07-26-2016

Global Syndicate Team Member




Approved by:

Date:


Global Syndicate Team Member